As filed with the Securities and Exchange Commission on November 21, 2005.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0466366 (I.R.S. Employer Identification No.)

345 E. Middlefield Road Mountain View, CA (Address of principal executive offices)	94043 (Zip Code)

eGain Communications Corporation 2005 Stock Incentive Plan and

eGain Communications Corporation 2005 Management Stock Option Plan

(Full title of the plans)

Ashutosh Roy Chief Executive Officer eGain Communications Corporation 345 E. Middlefield Road Mountain View, CA 94043 (650) 230-7500 (Name, address and telephone number of agent for service)	Copy to: Stanley F. Pierson, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share: to be issued under the eGain Communications Corporation 2005 Stock Incentive Plan	460,000 shares	$ 0.73	$335,800	39.53
Common Stock, par value $.001 per share: to be issued under the eGain Communications Corporation 2005 Management Stock Option Plan	962,400 shares	$0.73	$702,552	82.70
Total Registration Fee	N/A	N/A	N/A	$122.23

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of Common Stock as reported on the OTC Bulletin Board on November 17, 2005.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Program Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Registrant (File No. 0-30877) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

(b)	The description of Registrant’s Capital Stock contained in Registrant’s Registration Statement on Form 8-A, filed September 3, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

Item 6.	Indemnification of Directors and Officers.

Registrant’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 17 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Registrant’s certificate of incorporation and bylaws provide that it will indemnify its directors and executive officers and may indemnify other officers and employees and other agents to the fullest extent permitted by law. Registrant’s bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in Registrant’s certificate of incorporation and bylaws. These indemnification agreements require the Registrant to indemnify such director or officer (an “Indemnitee”) to the fullest extent permitted by Delaware law, and to indemnify such Indemnitee against expenses and liabilities actually and reasonably incurred in connection with the investigation, defense, settlement or appeal of any proceeding to which such Indemnitee was or is threatened to be made a party. Pursuant to these indemnification agreements, the Registrant shall also advance to each Indemnitee expenses and costs associated with any above-referenced proceeding.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number		Description

5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1		Consent of BDO Seidman LLP, Independent Auditors.

23.2		Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.3		Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 hereto).

24.1		Powers of Attorney (contained on signature page hereto).

99.1	*	eGain Communications Corporation 2005 Stock Incentive Plan

99.2	**	eGain Communications Corporation 2005 Management Stock Option Plan

*	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Commission on May 16, 2005.
**	Incorporated by reference to Exhibit 10.1 the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2005.

Item 9.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(A)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(C)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 18th day of November, 2005.

eGAIN COMMUNICATIONS CORPORATION

By:	/S/ ASHUTOSH ROY
Ashutosh Roy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ASHUTOSH ROY and ERIC SMIT, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ASHUTOSH ROY Ashutosh Roy	Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2005

/S/ ERIC SMIT Eric Smit	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 18, 2005

/S/ GUNJAN SINHA Gunjan Sinha	Director	October 25, 2005

/S/ MARK A. WOLFSON Mark A. Wolfson	Director	October 18, 2005

/S/ DAVID BROWN David Brown	Director	October 19, 2005

/S/ PHIROZ D. DARUKHANAVALA Phiroz D. Darukhanavala	Director	October 24, 2005

EXHIBIT INDEX

Exhibit Number		Description

5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1		Consent of BDO Seidman LLP, Independent Auditors.

23.2		Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.3		Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 hereto).

24.1		Powers of Attorney (contained on signature page hereto).

99.1	*	eGain Communications Corporation 2005 Stock Incentive Plan

99.2	**	eGain Communications Corporation 2005 Management Stock Option Plan

*	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Commission on May 16, 2005.
**	Incorporated by reference to Exhibit 10.1 the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2005.